Exhibit 4.6

Execution Version

FIRST SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

BY AND AMONG

PERMIAN RESOURCES OPERATING, LLC

THE GUARANTOR PARTIES HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

AS TRUSTEE,

DATED AS OF NOVEMBER 1, 2023

This First Supplemental Indenture, dated as of November 1, 2023 (this “First Supplemental Indenture”), is among Earthstone Operating, LLC, a Texas limited liability company, Earthstone Permian LLC, a Texas limited liability company, Sabine River Energy, LLC, a Texas limited liability company, Independence Resources Technologies, LLC, a Delaware limited liability company, Earthstone Oil & Gas Holdings, LLC, a Delaware limited liability company, Earthstone Oil & Gas Texas, LLC, a Delaware limited liability company, Earthstone Oil & Gas Northern Delaware, LLC, a Delaware limited liability company, Earthstone Energy Assets, LLC, a Delaware limited liability company, Earthstone Energy Operating, LLC, a Delaware limited liability company (collectively, the “Additional Subsidiary Guarantors,” and each an “Additional Guarantor”), Permian Resources Operating, LLC, a Delaware limited liability company (together with its successors and assigns, the “Company”), each other existing guarantor (the “Existing Guarantors,” and together with the Additional Subsidiary Guarantors, the “Guarantors”) under the Indenture (as defined below), and Computershare Trust Company, N.A., as trustee (the “Trustee”), under the Indenture.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of September 12, 2023 (together with this First Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and the Trustee, providing for the issuance and establishing the terms of the Company’s 7.000% Senior Notes due 2032 (the “Notes”);

WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of August 21, 2023, among the Company, Permian Resources Corporation, a Delaware corporation (“Parent”), Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Smits Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”), Earthstone Energy, Inc., a Delaware corporation (“Earthstone”) and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Earthstone OpCo”), pursuant to which (i) Merger Sub I merged with and into Earthstone (the “Initial Company Merger”), with Earthstone surviving the Initial Company Merger as a wholly owned subsidiary of Parent (the “Initial Surviving Corporation”), (ii) following the Initial Company Merger, the Initial Surviving Corporation merged with and into Merger Sub II (the “Subsequent Company Merger” and, together with the Initial Company Merger, the “Company Mergers”), with Merger Sub II surviving the Subsequent Company Merger as a wholly owned subsidiary of Parent, and (iii) following the Company Mergers, Earthstone OpCo merged with and into the Company (the “OpCo Merger,”), with the Company surviving the OpCo Merger;

WHEREAS, Section 4.11 of the Indenture provides that, after the Issue Date, the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the Guaranteed Obligations;

WHEREAS, pursuant to Section 9.01(8) of the Indenture, the Additional Subsidiary Guarantors, the Trustee, the Existing Guarantors and the Company are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, the Notes, or the Guarantees, without the consent of any Holder; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. Each Additional Subsidiary Guarantor hereby confirms it becomes a party to the Indenture as a Guarantor by its execution hereof and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor hereby agrees to be bound by all of the terms, provisions and conditions of the Indenture, including Article 10, applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Pursuant to Article 10 of the Indenture, each Additional Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder of the Notes and the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Guaranteed Obligations when due, whether at Stated Maturity, by acceleration, redemption or otherwise.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Additional Subsidiary Guarantors shall be given as provided in Section 12.02 of the Indenture.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law; Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.4 Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.5 Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this First Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

SECTION 3.6 Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this First Supplemental Indenture.

SECTION 3.7 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this First Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

COMPANY Permian Resources Operating, LLC as the Company

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

ADDITIONAL SUBSIDIARY GUARANTORS
Earthstone Operating, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Permian LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Sabine River Energy, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Independence Resources Technologies, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Oil & Gas Northern Delaware, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

Earthstone Oil & Gas Texas, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Oil & Gas Holdings, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Energy Assets, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Earthstone Energy Operating, LLC as an Additional Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

EXISTING GUARANTORS Permian Resources Corporation as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Atlantic Exploration, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Centennial Resource Management, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Ranch, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Tusker Midstream, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

Colgate Energy, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Energy Development, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Production, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate II Corp, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Colgate Royalties, LP as an Existing Guarantor

By: Colgate II Corp, LLC, its general partner

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

Colgate Minerals, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Tree Shaker Minerals, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Hermosa Ranch, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

CL Energy, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

Read & Stevens, Inc. as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

Permian Resources Management, LLC as an Existing Guarantor

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	EVP and Chief Financial Officer

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]

TRUSTEE COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Corey J. Dahlstrand
Name:	Corey J. Dahlstrand
Title:	Vice President

[Signature Page to First Supplemental Indenture – 2032 Senior Notes]